CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Vice Fund Portfolio and to the use of our report dated October 11, 2012 on the statement of assets and liabilities and the related statement of operations as of October 8, 2012 of the Vice Fund Portfolio (“the Fund”). Such financial statements appear in the Fund's Statement of Additional Information.

   BBD, LLP

Philadelphia, Pennsylvania

October 12, 2012